                                                                    Exhibit 10.5

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                                                           [OFFICE - CALIFORNIA]







                                 LEASE AGREEMENT

                                     BETWEEN


                    WXI/AJP REAL ESTATE LIMITED PARTNERSHIP,
                         A DELAWARE LIMITED PARTNERSHIP

                                  AS LANDLORD,

                                       AND

                             LEASECOMM CORPORATION,
                           A MASSACHUSETTS CORPORATION

                                    AS TENANT



                                     DATED:
                                   MAY 3, 2000




                                 BALENTINE PARK
                              39899 BALENTINE DRIVE
                            NEWARK, CALIFORNIA 94560





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                             BASIC LEASE INFORMATION


Lease Date:         May 3, 2000

Landlord:           WXI/AJP REAL ESTATE LIMITED PARTNERSHIP, a Delaware limited partnership

Tenant:             LEASECOMM CORPORATION, a Massachusetts corporation

Premises:           Suite No. 355, containing 2200 rentable square feet, and
                    Suite No. 365, containing 2933 rentable square feet, for a total in the Premises of 5133 rentable square feet, in the office building commonly known as Balentine Park (the
                    "BUILDING"), and whose street address is 39899 Balentine
                    Drive, Newark, California 94560. The Premises are outlined on the plan attached to the Lease as EXHIBIT A. The land on which the Building is located (the "LAND") is described on EXHIBIT B. The term "Building" includes the related land, driveways, parking facilities, and similar improvements.

Term: Approximately sixty (60) months, commencing on the Commencement Date and ending at 5:00 p.m. local time on the last day of the 60th full calendar month following the Commencement Date, subject to adjustment and earlier termination as provided in the Lease.

Option:             None

Commencement Date:  May 15, 2000.

Basic Rent:         Basic Rent shall be the following amounts for the following periods of time:

                    Effective Dates                Monthly Basic Rent

                    5/15/00 - 4/30/01              $9,422.80
                    5/1/01 - 8/31/01               $9,664.80
                    9/1/01 - 4/30/02               $11,600.58
                    5/1/02 - 4/30/03               $12,180.61
                    5/1/03 - 4/30/04               $12,789.64
                    5/1/04 - 4/30/05               $13,429.12

Security Deposit:   $5,300.00 payable upon Tenant's execution of this Lease, for a total Security Deposit of $10,000.00. Landlord and Tenant acknowledge that Landlord already holds a Security Deposit in the amount of $4,700.00 on Tenant's behalf.

Rent: Basic Rent, Tenant's Proportionate Share of Taxes, Tenant's share of Additional Rent, and all other sums that Tenant may owe to Landlord or otherwise be required to pay under the Lease.

Permitted Use:      General office use.

Tenant's Proportionate Share:

                    4.67%, which is the percentage obtained by dividing (a) the number of rentable square feet in the Premises as stated above by (b) the 109,836 rentable square feet in the Building. Landlord and Tenant stipulate that the number of rentable square feet in the Premises and in the Building set forth above shall be binding upon them.

Expense Stop:       Operating Costs per rentable square foot in the Building for the calendar year 1993 (grossed up as provided in Section
                    4.(b)(5) of the Lease).

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
Base Tax Year:      The calendar year 1993.

Initial Liability Insurance Amount:
                    $2,000,000.

Maximum Construction Allowance:
                    $30,000.00.

Termination of Previous Lease:
                    Upon the Commencement Date of this Lease, that certain Office Lease dated July 12, 1993, by and between Landlord's predecessor-in-interest and Tenant, as amended by that First Amendment to Lease dated August 26, 1997, by and between Landlord's predecessor-in-interest and Tenant (collectively, the "Previous Lease"), shall terminate and be of no further force and effect, except for (i) issues of Tenant's defaults or unpaid rent and other monetary obligations due Landlord, and (ii) provisions of the Previous Lease that are specifically said to survive the expiration or earlier termination of said lease.

Contingencies:      This Lease is contingent upon the occurrence of the
                    following events: (i) execution by Landlord and Julius
                    Victor LeLaurin dba Farmers Insurance District Office
                    ("LeLaurin"), the current tenant in the Premises, of a lease termination agreement terminating all of LeLaurin's rights to possession of the Premises; (ii) vacation of the Premises by LeLaurin in good order and condition; and (iii) payment by LeLaurin of all monies owed to Landlord under its lease up to the termination date and under such lease termination agreement.

Guarantor:          None


Tenant's    PRIOR TO COMMENCEMENT DATE:         FOLLOWING COMMENCEMENT DATE:
Address:    --------------------------          ---------------------------
            Leasecomm Corporation               Leasecomm Corporation
            39899 Balentine Drive, Suite 365    39899 Balentine Drive, Suite 365
            Newark, California 94560            Newark, California 94560
            Attention: ______________________   Attention: _____________________
            Telephone: ______________________   Telephone: _____________________
            Telecopy: _______________________   Telecopy: ______________________


Landlord's  FOR ALL NOTICES:                    WITH A COPY TO:
Address:    ----------------                    ---------------
            WXI/AJP Real Estate Limited         WXI/AJP Real Estate Limited
            Partnership                         Partnership
            c/o Grubb & Ellis Management        c/o Archon Group, L.P.
            39899 Balentine Drive, Suite 198    Two California Plaza
            Newark, California 94560            350 S. Grand Avenue, Suite 4600
            Attention:  Property Manager        Los Angeles, California 90071
            Telephone: (510) 440-1130           Attention:  Nancy M. Haag
            Telecopy: (510) 440-11473           Telephone:  (213) 633-5800
                                                Facsimile:  (213) 633-5870


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

The foregoing Basic Lease Information is incorporated into and made a part of the Lease identified above. If any conflict exists between any Basic Lease Information and the Lease, then the Lease shall control.

LANDLORD:                   WXI/AJP REAL ESTATE LIMITED PARTNERSHIP,
                            a Delaware limited partnership

                            By: WXI/AJP Gen-Par, Inc., a Delaware corporation,
                                General Partner

                            By: /s/ Nancy M. Haag
                               ------------------------------------------------
                            Name:  Nancy M. Haag
                            Title:  Assistant Vice President


TENANT:                     LEASECOMM CORPORATION, a Massachusetts corporation

                            By: /s/ Richard F. Latour
                               ------------------------------------------------
                            Name: Richard F. Latour
                            Title: Executive Vice President, COO/CFO

                            By:
                               ------------------------------------------------
                            Name:
                                 ----------------------------------------------
                            Title:
                                  ---------------------------------------------

                                TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----

1.       Definitions and Basic Provisions...................................1
2.       Lease Grant........................................................1
3.       Tender of Possession...............................................1
4.       Rent     ..........................................................1
         (a)      Payment...................................................1
         (b)      Operating Costs; Taxes....................................1
5.       Delinquent Payment; Handling Charges...............................3
6.       Security Deposit...................................................3
7.       Landlord's Obligations.............................................3
         (a)      Services..................................................3
         (b)      Excess Utility Use........................................4
         (c)      Restoration of Services; Abatement........................4
8.       Improvements; Alterations; Repairs; Maintenance....................4
         (a)      Improvements; Alterations.................................4
         (b)      Repairs; Maintenance......................................5
         (c)      Performance of Work.......................................5
         (d)      Mechanic's Liens..........................................5
9.       Use      ..........................................................5
10.      Assignment and Subletting..........................................6
         (a)      Transfers.................................................6
         (b)      Consent Standards.........................................6
         (c)      Request for Consent.......................................6
         (d)      Conditions to Consent.....................................6
         (e)      Cancellation..............................................6
         (f)      Additional Compensation...................................7
         (g)      Permitted Transfers.......................................7
11.      Insurance; Waivers; Subrogation; Indemnity.........................7
         (a)      Tenant's Insurance........................................7
         (b)      Landlord's Insurance......................................8
         (c)      No Subrogation............................................8
         (d)      Indemnity.................................................8
12.      Subordination; Attornment; Notice to Landlord's Mortgagee..........8
         (a)      Subordination.............................................8
         (b)      Attornment................................................9
         (c)      Notice to Landlord's Mortgagee............................9
         (d)      Landlord's Mortgagee's Protection Provisions..............9
13.      Rules and Regulations..............................................9
14.      Condemnation......................................................10
         (a)      Total Taking.............................................10
         (b)      Partial Taking - Tenant's Rights.........................10
         (c)      Partial Taking - Landlord's Rights.......................10
         (d)      Award....................................................10
15.      Fire or Other Casualty............................................10
         (a)      Repair Estimate..........................................10
         (b)      Tenant's Rights..........................................10
         (c)      Landlord's Rights........................................10
         (d)      Repair Obligation........................................11
         (e)      Abatement of Rent........................................11
16.      Personal Property Taxes...........................................11
17.      Events of Default.................................................11
         (a)      Payment Default..........................................11
         (b)      Abandonment..............................................11
         (c)      Estoppel.................................................11
         (d)      Other Defaults...........................................12
         (e)      Insolvency...............................................12
18.      Remedies..........................................................12
         (a)      Termination of Lease.....................................12
19.      Payment by Tenant; Non-Waiver; Cumulative Remedies................13
         (a)      Payment by Tenant........................................13

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         (b)      No Waiver................................................13
         (c)      Cumulative Remedies......................................13
20.      Landlord's Lien...................................................13
21.      Surrender of Premises.............................................14
22.      Holding Over......................................................14
23.      Certain Rights Reserved by Landlord...............................14
         (a)      Building Operations......................................14
         (b)      Security.................................................15
         (c)      Prospective Purchasers and Lenders.......................15
         (d)      Prospective Tenants......................................15
24.      Substitution Space................................................15
25.      Miscellaneous.....................................................15
         (a)      Landlord Transfer........................................15
         (b)      Landlord's Liability.....................................15
         (c)      Force Majeure............................................15
         (d)      Brokerage................................................15
         (e)      Estoppel Certificates....................................15
         (f)      Notices..................................................16
         (g)      Separability.............................................16
         (h)      Amendments; and Binding Effect...........................16
         (i)      Quiet Enjoyment..........................................16
         (j)      No Merger................................................16
         (k)      No Offer.................................................16
         (l)      Entire Agreement.........................................16
         (m)      Waiver of Jury Trial.....................................16
         (n)      Governing Law............................................16
         (o)      Recording................................................16
         (p)      Joint and Several Liability..............................17
         (q)      Financial Reports........................................17
         (r)      Landlord's Fees..........................................17
         (s)      Telecommunications.......................................17
         (t)      Confidentiality..........................................17
         (u)      Authority................................................18
         (v)      Hazardous Materials......................................18
         (x)      Parking..................................................18
         (y)      Signage..................................................18
         (z)      List of Exhibits.........................................18

                              LIST OF DEFINED TERMS

                                                                          PAGE
                                                                          ----

Additional Rent.............................................................2
Affiliate...................................................................7
AS-IS.......................................................................1
Basic Lease Information.....................................................7
Building....................................................................2
Building's Structure........................................................2
Building's Systems..........................................................2
Casualty...................................................................11
Collateral.................................................................14
Construction Allowance......................................................1
Damage Notice..............................................................11
Estimated Delivery Date.....................................................2
GAAP........................................................................8
Hazardous Materials........................................................19
HVAC........................................................................4
including...................................................................2
Land........................................................................2
Landlord.................................................................7, 1
Landlord's Contribution....................................................12
Landlord's Mortgagee.......................................................10
Law.........................................................................2
Laws........................................................................2
Lease....................................................................7, 1
Lease Month.................................................................2
Loss........................................................................9
Mortgage...................................................................10
Operating Costs.............................................................3
Operating Costs and Tax Statement...........................................4
Parking Area...............................................................19
Permitted Transfer..........................................................8
Permitted Transferee........................................................8
Primary Lease..............................................................10
Repair Period..............................................................11
Security Deposit............................................................4
Substantial Completion......................................................1
Substantially Completed.....................................................1
Taking.....................................................................11
Tangible Net Worth..........................................................8
Taxes.......................................................................3
Telecommunications Services................................................18
Tenant..................................................................13, 1
Tenant Delay Day............................................................1
Tenant Party................................................................2
Tenant's Contribution......................................................12
Total Construction Costs....................................................1
Transfer....................................................................7
UCC........................................................................14
Work........................................................................1

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                                      LEASE


     THIS LEASE AGREEMENT (this "LEASE") is entered into as of May 3, 2000, between WXI/AJP REAL ESTATE LIMITED PARTNERSHIP, a Delaware limited partnership ("LANDLORD"), and LEASECOMM CORPORATION, a Massachusetts corporation ("TENANT").

     1. DEFINITIONS AND BASIC PROVISIONS. The definitions and basic provisions set forth in the Basic Lease Information (the "BASIC LEASE INFORMATION") executed by Landlord and Tenant contemporaneously herewith are incorporated herein by reference for all purposes. Additionally, the following terms shall have the following meanings when used in this Lease: "AFFILIATE" means any person or entity which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the party in question; "BUILDING'S STRUCTURE" means the Building's exterior walls, roof, elevator shafts, footings, foundations, structural portions of load-bearing walls, structural floors and subfloors, and structural columns and beams; "BUILDING'S SYSTEMS" means the Building's HVAC, life-safety, plumbing, electrical, and mechanical systems; "INCLUDING" means including, without limitation; "LAWS" means all federal, state, and local laws, rules and regulations, all court orders, governmental directives, and governmental orders, and all restrictive covenants affecting the Building, and "LAW" shall mean any of the foregoing; and "TENANT PARTY" means any of the following persons: Tenant; any assignees claiming by, through, or under Tenant; any subtenants claiming by, through, or under Tenant; and any of their respective agents, contractors, employees, and invitees.

     2. LEASE GRANT. Subject to the terms of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises.

     3. TENDER OF POSSESSION. As of the Commencement Date, Tenant shall be deemed to have accepted the Premises in their condition as of the date of such occupancy. Tenant shall execute and deliver to Landlord, within ten days after Landlord has requested the same, a letter substantially in the form of EXHIBIT E hereto confirming (1) the Commencement Date and the expiration date of the initial Term, (2) that Tenant has accepted the Premises, and (3) that Landlord has performed all of its obligations with respect to the Premises.

     4. RENT.

         (a) PAYMENT. Tenant shall timely pay to Landlord Rent, without notice, demand, deduction or set off (except as otherwise expressly provided herein), at Landlord's address provided for in this Lease or as otherwise specified by Landlord and shall be accompanied by all applicable state and local sales or use taxes. Basic Rent, adjusted as herein provided, shall be payable monthly in advance. The first monthly installment of Basic Rent shall be payable contemporaneously with the execution of this Lease; thereafter, Basic Rent shall be payable on the first day of each month beginning on the first day of the second full calendar month of the Term. The monthly Basic Rent for any partial month at the beginning of the Term shall equal the product of 1/365 of the annual Basic Rent in effect during the partial month and the number of days in the partial month from and after the Commencement Date, and shall be due on the Commencement Date.

         (b) OPERATING COSTS; TAXES.

               (1) Tenant shall pay to Landlord the amount (per each rentable square foot in the Premises) ("ADDITIONAL RENT") by which the annual Operating Costs (defined below) per rentable square foot in the Building exceed the Expense Stop (per rentable square foot in the Building). Landlord may make a good faith estimate of the Additional Rent to be due by Tenant for any calendar year or part thereof during the Term. During each calendar year or partial calendar year of the Term (after the base year, if the Expense Stop is calculated on a base year basis), Tenant shall pay to Landlord, in advance concurrently with each monthly installment of Basic Rent, an amount equal to the estimated Additional Rent for such calendar year or part thereof divided by the number of months therein. From time to time, Landlord may estimate and re-estimate the Additional Rent to be due by Tenant and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Additional Rent payable by Tenant shall be



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appropriately adjusted in accordance with the estimations so that, by the end of the calendar year in question, Tenant shall have paid all of the Additional Rent as estimated by Landlord. Any amounts paid based on such an estimate shall be subject to adjustment as herein provided when actual Operating Costs are available for each calendar year.

               (2) The term "OPERATING COSTS" shall mean all expenses and disbursements (subject to the limitations set forth below) that Landlord incurs in connection with the ownership, operation, and maintenance of the Building, determined in accordance with sound accounting principles consistently applied, including the following costs: (A) wages and salaries (including management fees) of all on-site employees at or below the grade of senior building manager engaged in the operation, maintenance or security of the Building (together with Landlord's reasonable allocation of expenses of off-site employees at or below the grade of senior building manager who perform a portion of their services in connection with the operation, maintenance or security of the Building), including taxes, insurance and benefits relating thereto; (B) all supplies and materials used in the operation, maintenance, repair, replacement, and security of the Building; (C) costs for improvements made to the Building which, although capital in nature, are expected to reduce the normal operating costs (including all utility costs) of the Building, as amortized using a commercially reasonable interest rate over the time period reasonably estimated by Landlord to recover the costs thereof taking into consideration the anticipated cost savings, as determined by Landlord using its good faith, commercially reasonable judgment, as well as capital improvements made in order to comply with any Law hereafter promulgated by any governmental authority or any interpretation hereafter rendered with respect to any existing Law, as amortized using a commercially reasonable interest rate over the useful economic life of such improvements as determined by Landlord in its reasonable discretion; (D) cost of all utilities, except the cost of other utilities reimbursable to Landlord by the Building's tenants other than pursuant to a provision similar to this Section 4.(b); (E) insurance expenses; (F) repairs, replacements, and general maintenance of the Building; and (G) service or maintenance contracts with independent contractors for the operation, maintenance, repair, replacement, or security of the Building (including alarm service, window cleaning, and elevator maintenance).

         Operating Costs shall not include costs for (i) capital improvements made to the Building, other than capital improvements described in Section 4.(b)(2)(C) and except for items which are generally considered maintenance and repair items, such as painting of common areas, replacement of carpet in elevator lobbies, and the like; (ii) repair, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties;
(iii) interest, amortization or other payments on loans to Landlord; (iv) depreciation; (v) leasing commissions; (vi) legal expenses for services, other than those that benefit the Building tenants generally (e.g., tax disputes);
(vii) renovating or otherwise improving space for occupants of the Building or vacant space in the Building; (viii) Taxes; and (ix) federal income taxes imposed on or measured by the income of Landlord from the operation of the Building. If the Expense Stop is calculated on a base year basis, Operating Costs for the base year only shall not include market-wide labor-rate increases due to extraordinary circumstances, including boycotts and strikes; utility rate increases due to extraordinary circumstances, including conservation surcharges, boycotts, embargoes or other shortages; or amortized costs relating to capital improvements.

               (3) Tenant shall also pay its Proportionate Share of any increase in Taxes for each year and partial year falling within the Term over the Taxes for the Base Tax Year. Tenant shall pay its Proportionate Share of Taxes in the same manner as provided above for Additional Rent with regard to Operating Costs. "TAXES" shall mean taxes, assessments, and governmental charges or fees whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing or by others, subsequently created or otherwise, and any other taxes and assessments (including non-governmental assessments for common charges under a restrictive covenant or other private agreement that are not treated as part of Operating Costs) now or hereafter attributable to the Building (or its operation), excluding, however, penalties and interest thereon and federal and state taxes on income (if the present method of taxation changes so that in lieu of the whole or any part of any Taxes, there is levied on Landlord a capital tax directly on the rents received therefrom or a franchise tax, assessment, or charge based, in whole or in part, upon such rents for the Building, then all such taxes, assessments, or charges, or the part thereof so based, shall be deemed to be included within the term "Taxes" for purposes hereof). Taxes shall include the costs of consultants retained in an effort to lower taxes and all



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costs incurred in disputing any taxes or in seeking to lower the tax valuation of the Building. For property tax purposes, Tenant waives all rights to protest or appeal the appraised value of the Premises, as well as the Building, and all rights to receive notices of reappraisement.

               (4) By April 1 of each calendar year, or as soon thereafter as practicable, Landlord shall furnish to Tenant a statement of Operating Costs for the previous year, in each case adjusted as provided in Section 4.(b)(5), and of the Taxes for the previous year (the "OPERATING COSTS AND TAX STATEMENT"). If the Operating Costs and Tax Statement reveals that Tenant paid more for Operating Costs than the actual amount for the year for which such statement was prepared, or more than its actual share of Taxes for such year, then Landlord shall promptly credit or reimburse Tenant for such excess; likewise, if Tenant paid less than Tenant's actual Proportionate Share of Additional Rent or share of Taxes due, then Tenant shall promptly pay Landlord such deficiency.

               (5) With respect to any calendar year or partial calendar year in which the Building is not occupied to the extent of 95% of the rentable area thereof, the Operating Costs for such period shall, for the purposes hereof, be increased to the amount which would have been incurred had the Building been occupied to the extent of 95% of the rentable area thereof.

     5. DELINQUENT PAYMENT; HANDLING CHARGES. All past due payments required of Tenant hereunder shall bear interest from the date due until paid at the lesser of ten percent per annum or the maximum lawful rate of interest; additionally, Landlord may charge Tenant a fee equal to five percent of the delinquent payment to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant's delinquency. In no event, however, shall the charges permitted under this Section 5 or elsewhere in this Lease, to the extent they are considered to be interest under applicable Law, exceed the maximum lawful rate of interest. Notwithstanding the foregoing, the late fee referenced above shall not be charged with respect to the first occurrence (but not any subsequent occurrence) during any 12-month period that Tenant fails to make payment when due, until five days after Landlord delivers written notice of such delinquency to Tenant.

     6. SECURITY DEPOSIT. Landlord and Tenant acknowledge and agree that Landlord already holds on behalf of Tenant a Security Deposit in the amount of $4,700.00. Upon the execution of this Lease, Tenant shall pay to Landlord the additional sum of $5,300.00, for a total Security Deposit of $10,000.00 (the "SECURITY DEPOSIT"), which shall be held by Landlord to secure Tenant's performance of its obligations under this Lease. The Security Deposit is not an advance payment of Rent or a measure or limit of Landlord's damages upon an Event of Default (as defined herein). Landlord may, from time to time following an Event of Default and without prejudice to any other remedy, use all or a part of the Security Deposit to perform any obligation Tenant fails to perform hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. Provided that Tenant has performed all of its obligations hereunder, Landlord shall, within 30 days after the Term ends, return to Tenant the portion of the Security Deposit which was not applied to satisfy Tenant's obligations. The Security Deposit may be commingled with other funds, and no interest shall be paid thereon. If Landlord transfers its interest in the Premises and the transferee assumes Landlord's obligations under this Lease, then Landlord may assign the Security Deposit to the transferee and Landlord thereafter shall have no further liability for the return of the Security Deposit.

     7. LANDLORD'S OBLIGATIONS.

         (a) SERVICES. Landlord shall use all reasonable efforts to furnish to Tenant (1) water at those points of supply provided for general use of tenants of the Building; (2) heated and refrigerated air conditioning ("HVAC") as appropriate, at such temperatures and in such amounts as are standard for comparable buildings in the vicinity of the Building; (3) janitorial service to the Premises on weekdays, other than holidays, for Building-standard installations and such window washing as may from time to time be reasonably required; (4) elevators for ingress and egress to the floor on which the Premises are located, in common with other tenants, provided that Landlord may reasonably limit the number of operating elevators during non-business hours and holidays; and (5) electrical current during normal business hours for equipment that does not require more than 110 volts and whose electrical energy consumption does not exceed normal office usage. Landlord shall maintain the common areas of the Building in reasonably good order and condition, except for damage caused by a Tenant Party. If Tenant desires any of the services specified in Section 7.(a)(2): (A) at any time other than between 7:00 a.m. and 6:00 p.m. on weekdays and between 8:00 a.m. and 12:00 p.m. on Saturday (in each case other than holidays), or (B) on Sunday or holidays, then such services shall be supplied to Tenant upon the written request of Tenant delivered to Landlord before 3:00 p.m. on the business day preceding such extra usage, and Tenant shall pay to Landlord the cost of such services within 30 days after Landlord has delivered to Tenant an invoice therefor. The costs incurred by Landlord in providing after-hour HVAC service to Tenant shall include costs for electricity, water, sewage, water treatment, labor, metering, filtering, and maintenance reasonably allocated by Landlord to providing such service.

         (b) EXCESS UTILITY USE. Landlord shall not be required to furnish electrical current for equipment that requires more than 110 volts or other equipment whose electrical energy consumption exceeds normal office usage. If Tenant's requirements for or consumption of electricity exceed the electricity to be provided by Landlord as described in Section 7.(a), Landlord shall, at Tenant's expense, make reasonable efforts to supply such service through the then-existing feeders and risers serving the Building and the Premises, and Tenant shall pay to Landlord the cost of such service within 30 days after Landlord has delivered to Tenant an invoice therefor. Landlord may determine the amount of such additional consumption and potential consumption by any verifiable method, including installation of a separate meter in the Premises installed, maintained, and read by Landlord, at Tenant's expense. Tenant shall not install any electrical equipment requiring special wiring or requiring voltage in excess of 110 volts or otherwise exceeding Building capacity unless approved in advance by Landlord. The use of electricity in the Premises shall not exceed the capacity of existing feeders and risers to or wiring in the Premises. Any risers or wiring required to meet Tenant's excess electrical requirements shall, upon Tenant's written request, be installed by Landlord, at Tenant's cost, if, in Landlord's judgment, the same are necessary and shall not cause permanent damage to the Building or the Premises, cause or create a dangerous or hazardous condition, entail excessive or unreasonable alterations, repairs, or expenses, or interfere with or disturb other tenants of the Building. If Tenant uses machines or equipment in the Premises which affect the temperature otherwise maintained by the air conditioning system or otherwise overload any utility, Landlord may install supplemental air conditioning units or other supplemental equipment in the Premises, and the cost thereof, including the cost of installation, operation, use, and maintenance, shall be paid by Tenant to Landlord within 30 days after Landlord has delivered to Tenant an invoice therefor.

         (c) RESTORATION OF SERVICES; ABATEMENT. Landlord shall use reasonable efforts to restore any service required of it that becomes unavailable; however, such unavailability shall not render Landlord liable for any damages caused thereby, be a constructive eviction of Tenant, constitute a breach of any implied warranty, or, except as provided in the next sentence, entitle Tenant to any abatement of Tenant's obligations hereunder. If, however, Tenant is prevented from using the Premises for more than 25 consecutive business days because of the unavailability of any such service and such unavailability was not caused by a Tenant Party, then Tenant shall, as its exclusive remedy be entitled to a reasonable abatement of Rent for each consecutive day (after such 25-day period) that Tenant is so prevented from using the Premises.

     8. IMPROVEMENTS; ALTERATIONS; REPAIRS; MAINTENANCE.

         (a) IMPROVEMENTS; ALTERATIONS. Improvements to the Premises shall be installed at Tenant's expense only in accordance with plans and specifications which have been previously submitted to and approved in writing by Landlord, which approval shall be governed by standards in the following sentence. No alterations or physical additions in or to the Premises may be made without Landlord's prior written consent, which shall not be unreasonably withheld or delayed; however, Landlord may withhold its consent to any alteration or addition that would adversely affect (in the reasonable discretion of Landlord)
(1) the Building's Structure or the Building's Systems (including the Building's restrooms or mechanical rooms), (2) the exterior appearance of the Building, or
(3) the appearance of the Building's common areas or elevator lobby areas. Tenant shall not paint or install lighting or decorations, signs, window or door lettering, or advertising media of any type on or about the Premises without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed; however, Landlord may withhold its consent to any such painting or installation which would affect the appearance of the exterior of the Building or of any common areas of the Building. All alterations, additions, and improvements shall be constructed, maintained, and used by Tenant, at its risk and expense, in accordance with all Laws; Landlord's consent to or approval of any alterations, additions or improvements (or the plans therefor) shall not constitute a representation or warranty by Landlord, nor Landlord's acceptance, that the same comply with sound architectural and/or engineering practices or with all applicable Laws, and Tenant shall be solely responsible for ensuring all such compliance.

         (b) REPAIRS; MAINTENANCE. Tenant shall maintain the Premises in a clean, safe, and operable condition, and shall not permit or allow to remain any waste or damage to any portion of the Premises. Tenant shall repair or replace, subject to Landlord's direction and supervision, any damage to the Building caused by a Tenant Party. If Tenant fails to make such repairs or replacements within 15 days after the occurrence of such damage, then Landlord may make the same at Tenant's cost. If any such damage occurs outside of the Premises, then Landlord may elect to repair such damage at Tenant's expense, rather than having Tenant repair such damage. The cost of all repair or replacement work performed by Landlord under this Section 8 shall be paid by Tenant to Landlord within 30 days after Landlord has invoiced Tenant therefor. Tenant hereby waives and releases its right to make repairs at Landlord's expense under Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect.

         (c) PERFORMANCE OF WORK. All work described in this Section 8 shall be performed only by Landlord or by contractors and subcontractors approved in writing by Landlord. Tenant shall cause all contractors and subcontractors to procure and maintain insurance coverage naming Landlord as an additional insured against such risks, in such amounts, and with such companies as Landlord may reasonably require. All such work shall be performed in accordance with all Laws and in a good and workmanlike manner so as not to damage the Building (including the Premises, the Building's Structure and the Building's Systems). All such work which may affect the Building's Structure or the Building's Systems must be approved by the Building's engineer of record, at Tenant's expense and, at Landlord's election, must be performed by Landlord's usual contractor for such work.

         (d) MECHANIC'S LIENS. Tenant shall not permit any mechanic's liens to be filed against the Premises or the Building for any work performed, materials furnished, or obligation incurred by or at the request of Tenant. If such a lien is filed, then Tenant shall, within ten days after Landlord has delivered notice of the filing thereof to Tenant (or such earlier time period as may be necessary to prevent the forfeiture of the Building or any interest of Landlord therein or the imposition of a civil or criminal fine with respect thereto), either (1) pay the amount of the lien and cause the lien to be released of record, or (2) diligently contest such lien and deliver to Landlord a bond or other security reasonably satisfactory to Landlord. If Tenant fails to timely take either such action, then Landlord may pay the lien claim, and any amounts so paid, including expenses and interest, shall be paid by Tenant to Landlord within ten days after Landlord has invoiced Tenant therefor. All materialmen, contractors, artisans, mechanics, laborers and any other persons now or hereafter contracting with Tenant or any contractor or subcontractor of Tenant for the furnishing of any labor, services, materials, supplies or equipment with respect to any portion of the Premises, at any time from the date hereof until the end of the Term, are hereby charged with notice that they look exclusively to Tenant to obtain payment for same. Nothing herein shall be deemed a consent by Landlord to any liens being placed upon the Building or Landlord's interest therein due to any work performed by or for Tenant.

     9. USE. Tenant shall continuously occupy and use the Premises only for the Permitted Use and shall comply with all Laws relating to the use, condition, access to, and occupancy of the Premises. The population density within the Premises as a whole shall at no time exceed one person for each 180 rentable square feet in the Premises. Tenant shall not conduct second or third shift operations within the Premises. The Premises shall not be used for any use which is disreputable, creates extraordinary fire hazards, or results in an increased rate of insurance on the Building or its contents, or for the storage of any Hazardous Materials (other than typical office supplies [e.g., photocopier toner] and then only in compliance with all Laws). If, because of a Tenant Party's acts, the rate of insurance on the Building or its contents increases, then such acts shall be an Event of Default, Tenant shall pay to Landlord the amount of such increase on demand, and acceptance of such payment shall not waive any of Landlord's other rights. Tenant shall conduct its business and control each other Tenant Party so as not to create any nuisance or unreasonably interfere with other tenants or Landlord in its management of the Building.

     10. ASSIGNMENT AND SUBLETTING.

         (a) TRANSFERS. Except as provided in Section 10.(g), Tenant shall not, without the prior written consent of Landlord, (1) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law, (2) permit any other entity to become Tenant hereunder by merger, consolidation, or other reorganization, (3) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant,
(4) sublet any portion of the Premises, (5) grant any license, concession, or other right of occupancy of any portion of the Premises, or (6) permit the use of the Premises by any parties other than Tenant (any of the events listed in Section 10.(a)(1) through 10.(a)(6) being a "TRANSFER").

         (b) CONSENT STANDARDS. Landlord shall not unreasonably withhold its consent to any assignment or subletting of the Premises, provided that the proposed transferee (A) is creditworthy, (B) has a good reputation in the business community, (C) will use the Premises for the Permitted Use (thus, excluding, without limitation, uses for credit processing and telemarketing) and will not use the Premises in any manner that would conflict with any exclusive use agreement or other similar agreement entered into by Landlord with any other tenant of the Building, (D) is not a governmental entity, or subdivision or agency thereof, and (E) is not another occupant of the Building or person or entity with whom Landlord is negotiating to lease space in the Building; otherwise, Landlord may withhold its consent in its sole discretion.

         (c) REQUEST FOR CONSENT. If Tenant requests Landlord's consent to a Transfer, then, at least 15 business days prior to the effective date of the proposed Transfer, Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed documentation, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee's creditworthiness and character. Concurrently with Tenant's notice of any request for consent to a Transfer, Tenant shall pay to Landlord a fee of $1,000 to defray Landlord's expenses in reviewing such request, and Tenant shall also reimburse Landlord immediately upon request for its reasonable attorneys' fees incurred in connection with considering any request for consent to a Transfer.

         (d) CONDITIONS TO CONSENT. If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes Tenant's obligations hereunder; however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer for the period of the Transfer. No Transfer shall release Tenant from its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor. Landlord's consent to any Transfer shall not waive Landlord's rights as to any subsequent Transfers. If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Rent. Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so following the occurrence of an Event of Default hereunder. Tenant shall pay for the cost of any demising walls or other improvements necessitated by a proposed subletting or assignment.

         (e) CANCELLATION. Landlord may, within 30 days after submission of Tenant's written request for Landlord's consent to an assignment or subletting, cancel this Lease as to the portion of the Premises proposed to be sublet or assigned as of the date the proposed Transfer is to be effective. If Landlord cancels this Lease as to any portion of the Premises, then this Lease shall cease for such portion of the Premises and Tenant shall pay to Landlord all Rent accrued through the cancellation date relating to the portion of the Premises covered by the proposed Transfer. Thereafter, Landlord may lease such portion of the Premises to the prospective transferee (or to any other person) without liability to Tenant.

         (f) ADDITIONAL COMPENSATION. Tenant shall pay to Landlord, immediately upon receipt thereof, the excess of (1) all compensation received by Tenant for a Transfer less the costs reasonably incurred by Tenant with unaffiliated third parties in connection with such Transfer (i.e., brokerage commissions, tenant finish work, and the like) over (2) the Rent allocable to the portion of the Premises covered thereby.

         (g) PERMITTED TRANSFERS. Notwithstanding Section 10.(a), Tenant may Transfer all or part of its interest in this Lease or all or part of the Premises (a "PERMITTED TRANSFER") to the following types of entities (a "PERMITTED TRANSFEREE") without the written consent of Landlord:

                  (1) an Affiliate of Tenant;

                  (2) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity in which or with which Tenant, or its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of business entities, so long as (A) Tenant's obligations hereunder are assumed by the entity surviving such merger or created by such consolidation; and (B) the Tangible Net Worth of the surviving or created entity is not less than the Tangible Net Worth of Tenant as of the date hereof; or

                  (3) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity acquiring all or substantially all of Tenant's assets if such entity's Tangible Net Worth after such acquisition is not less than the Tangible Net Worth of Tenant as of the date hereof.

Tenant shall promptly notify Landlord of any such Permitted Transfer. Tenant shall remain liable for the performance of all of the obligations of Tenant hereunder, or if Tenant no longer exists because of a merger, consolidation, or acquisition, the surviving or acquiring entity shall expressly assume in writing the obligations of Tenant hereunder. Additionally, the Permitted Transferee shall comply with all of the terms and conditions of this Lease, including the Permitted Use, and the use of the Premises by the Permitted Transferee may not violate any other agreements affecting the Premises, the Building, Landlord or other tenants of the Building. At least 30 days after the effective date of any Permitted Transfer, Tenant agrees to furnish Landlord with copies of the instrument effecting any of the foregoing Transfers and documentation establishing Tenant's satisfaction of the requirements set forth above applicable to any such Transfer. The occurrence of a Permitted Transfer shall not waive Landlord's rights as to any subsequent Transfers. "TANGIBLE NET WORTH" means the excess of total assets over total liabilities, in each case as determined in accordance with generally accepted accounting principles consistently applied ("GAAP"), excluding, however, from the determination of total assets all assets which would be classified as intangible assets under GAAP including goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises. Any subsequent Transfer by a Permitted Transferee shall be subject to the terms of this Section 10.

     11. INSURANCE; WAIVERS; SUBROGATION; INDEMNITY.

         (a) TENANT'S INSURANCE. Tenant shall maintain throughout the Term the following insurance policies: (1) commercial general liability insurance in amounts of $3,000,000 per occurrence or, following the expiration of the initial Term, such other amounts as Landlord may from time to time reasonably require (and, if the use and occupancy of the Premises include any activity or matter that is or may be excluded from coverage under a commercial general liability policy [e.g., the sale, service or consumption of alcoholic beverages], Tenant shall obtain such endorsements to the commercial general liability policy or otherwise obtain insurance to insure all liability arising from such activity or matter [including liquor liability, if applicable] in such amounts as Landlord may reasonably require), insuring Tenant, Landlord, Landlord's agents and their respective Affiliates against all liability for injury to or death of a person or persons or damage to property arising from the use and occupancy of the Premises, (2) insurance covering the full value of Tenant's property and improvements, and other property (including property of others) in the Premises, (3) contractual liability insurance sufficient to cover Tenant's indemnity obligations hereunder (but only if such contractual liability insurance is not already included in Tenant's commercial general liability insurance policy), (4) worker's compensation insurance, and (5) business interruption insurance. Tenant's insurance shall provide primary coverage to Landlord when any policy issued to Landlord provides duplicate or similar coverage, and in such circumstance Landlord's policy will be excess over Tenant's policy. Tenant shall furnish to Landlord certificates of such insurance and such other evidence satisfactory to Landlord of the maintenance of all insurance coverages required hereunder, and Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord at least 30 days before cancellation or a material change of any such insurance policies. All such insurance policies shall be in form, and issued by companies, reasonably satisfactory to Landlord.

         (b) LANDLORD'S INSURANCE. Throughout the Term of this Lease, Landlord shall maintain, as a minimum, the following insurance policies: (1) fire and extended risk insurance for the Building's replacement value and (2) commercial general liability insurance in an amount of not less than $3,000,000. The cost of all insurance carried by Landlord with respect to the Building shall be included in Operating Costs. The foregoing insurance policies and any other insurance carried by Landlord shall be for the sole benefit of Landlord and under Landlord's sole control, and Tenant shall have no right or claim to any proceeds thereof or any other rights thereunder.

         (c) NO SUBROGATION. Landlord and Tenant each waives any claim it might have against the other for any injury to or death of any person or persons or damage to or theft, destruction, loss, or loss of use of any property (a "LOSS"), to the extent the same is insured against under any insurance policy that covers the Building, the Premises, Landlord's or Tenant's fixtures, personal property, leasehold improvements, or business, or is required to be insured against under the terms hereof, regardless of whether the negligence of the other party caused such Loss. Each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier's rights of recovery under subrogation or otherwise against the other party.

         (d) INDEMNITY. Subject to Section 11.(c), Tenant shall defend, protect, indemnify, and hold harmless Landlord and its representatives and agents from and against all claims, demands, liabilities, causes of action, suits, judgments, damages, and expenses (including attorneys' fees) arising from (1) any Loss arising from any occurrence on the Premises, or (2) Tenant's failure to perform its obligations under this Lease, even though caused or alleged to be caused by the negligence or fault of Landlord or its agents (other than a Loss arising from the sole or gross negligence of Landlord or its agents), and even though any such claim, cause of action, or suit is based upon or alleged to be based upon the strict liability of Landlord or its agents. This indemnity is intended to indemnify Landlord and its agents against the consequences of their own negligence or fault as provided above when Landlord or its agents are jointly, comparatively, contributively, or concurrently negligent with Tenant. Subject to Section 11.(c), Landlord shall defend, protect, indemnify, and hold harmless Tenant and its agents from and against all claims, demands, liabilities, causes of action, suits, judgments, and expenses (including attorneys' fees) for any Loss arising from any occurrence in the Building's common areas, even though caused or alleged to be caused by the negligence or fault of Tenant or its agents (other than a Loss arising from the sole or gross negligence of Tenant or its agents), and even though any such claim, cause of action, or suit is based upon or alleged to be based upon the strict liability of Tenant or its agents. This indemnity is intended to indemnify Tenant and its agents against the consequences of their own negligence or fault as provided above when Tenant or its agents are jointly, comparatively, contributively, or concurrently negligent with Landlord. The indemnities set forth in this Section 11.(d) shall survive termination or expiration of this Lease and shall not terminate or be waived, diminished or affected in any manner by any abatement or apportionment of Rent under any provision of this Lease. If any proceeding is filed for which indemnity is required hereunder, the indemnifying party agrees, upon request therefor, to defend the indemnified party in such proceeding at its sole cost utilizing counsel satisfactory to the indemnified party.

     12. SUBORDINATION; ATTORNMENT; NOTICE TO LANDLORD'S MORTGAGEE.

         (a) SUBORDINATION. This Lease shall be subordinate to any deed of trust, mortgage, or other security instrument (each, a "MORTGAGE"), or any ground lease, master lease, or primary lease (each, a "PRIMARY LEASE"), that now or hereafter covers all or any part of the Premises (the mortgagee under any such Mortgage, beneficiary under any such deed of trust, or the lessor under any such Primary Lease is referred to herein as a "LANDLORD'S MORTGAGEE"). Any Landlord's Mortgagee may elect, at any time, unilaterally, to make this Lease superior to its Mortgage, Primary Lease, or other interest in the Premises by so notifying Tenant in writing. The provisions of this Section shall be self-operative and no further instrument of subordination shall be required; however, in confirmation of such subordination, Tenant shall execute and return to Landlord (or such other party designated by Landlord) within ten days after written request therefor such documentation, in recordable form if required, as a Landlord's Mortgagee may reasonably request to evidence the subordination of this Lease to such Landlord's Mortgagee's Mortgage or Primary Lease (including a subordination, non-disturbance and attornment agreement) or, if the Landlord's Mortgagee so elects, the subordination of such Landlord's Mortgagee's Mortgage or Primary Lease to this Lease.

         (b) ATTORNMENT. Tenant shall attorn to any party succeeding to Landlord's interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party's request, and shall execute such agreements confirming such attornment as such party may reasonably request.

         (c) NOTICE TO LANDLORD'S MORTGAGEE. Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord's Mortgagee whose address has been given to Tenant, and affording such Landlord's Mortgagee a reasonable opportunity to perform Landlord's obligations hereunder.

         (d) LANDLORD'S MORTGAGEE'S PROTECTION PROVISIONS. If Landlord's Mortgagee shall succeed to the interest of Landlord under this Lease, Landlord's Mortgagee shall not be: (1) liable for any act or omission of any prior lessor (including Landlord); (2) bound by any rent or additional rent or advance rent which Tenant might have paid for more than the current month to any prior lessor (including Landlord), and all such rent shall remain due and owing, notwithstanding such advance payment; (3) bound by any security or advance rental deposit made by Tenant which is not delivered or paid over to Landlord's Mortgagee and with respect to which Tenant shall look solely to Landlord for refund or reimbursement; (4) bound by any termination, amendment or modification of this Lease made without Landlord's Mortgagee's consent and written approval, except for those terminations, amendments and modifications permitted to be made by Landlord without Landlord's Mortgagee's consent pursuant to the terms of the loan documents between Landlord and Landlord's Mortgagee; (5) subject to the defenses which Tenant might have against any prior lessor (including Landlord); and (6) subject to the offsets which Tenant might have against any prior lessor (including Landlord) except for those offset rights which (A) are expressly provided in this Lease, (B) relate to periods of time following the acquisition of the Building by Landlord's Mortgagee, and (C) Tenant has provided written notice to Landlord's Mortgagee and provided Landlord's Mortgagee a reasonable opportunity to cure the event giving rise to such offset event. Landlord's Mortgagee shall have no liability or responsibility under or pursuant to the terms of this Lease or otherwise after it ceases to own an interest in the Building. Nothing in this Lease shall be construed to require Landlord's Mortgagee to see to the application of the proceeds of any loan, and Tenant's agreements set forth herein shall not be impaired on account of any modification of the documents evidencing and securing any loan.

     13. RULES AND REGULATIONS. Tenant shall comply with the rules and regulations of the Building which are attached hereto as EXHIBIT C. Landlord may, from time to time, change such rules and regulations for the safety, care, or cleanliness of the Building and related facilities, provided that such changes are applicable to all tenants of the Building, will not unreasonably interfere with Tenant's use of the Premises and are enforced by Landlord in a non-discriminatory manner. Tenant shall be responsible for the compliance with such rules and regulations by each Tenant Party.

     14. CONDEMNATION.

         (a) TOTAL TAKING. If the entire Building or Premises are taken by right of eminent domain or conveyed in lieu thereof (a "TAKING"), this Lease shall terminate as of the date of the Taking.

         (b) PARTIAL TAKING - TENANT'S RIGHTS. If any part of the Building becomes subject to a Taking and such Taking will prevent Tenant from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Taking for a period of more than 180 days, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within 30 days after the Taking, and Basic Rent and Additional Rent shall be apportioned as of the date of such Taking. If Tenant does not terminate this Lease, then Rent shall be abated on a reasonable basis as to that portion of the Premises rendered untenantable by the Taking.

         (c) PARTIAL TAKING - LANDLORD'S RIGHTS. If any material portion, but less than all, of the Building becomes subject to a Taking, or if Landlord is required to pay any of the proceeds arising from a Taking to a Landlord's Mortgagee, then Landlord may terminate this Lease by delivering written notice thereof to Tenant within 30 days after such Taking, and Basic Rent and Additional Rent shall be apportioned as of the date of such Taking. If Landlord does not so terminate this Lease, then this Lease will continue, but if any portion of the Premises has been taken, Rent shall abate as provided in the last sentence of Section 14.(b). Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure.

         (d) AWARD. If any Taking occurs, then Landlord shall receive the entire award or other compensation for the Land, the Building, and other improvements taken; however, Tenant may separately pursue a claim (to the extent it will not reduce Landlord's award) against the condemnor for the value of Tenant's personal property which Tenant is entitled to remove under this Lease, moving costs, and loss of business.

     15. FIRE OR OTHER CASUALTY.

         (a) REPAIR ESTIMATE. If the Premises or the Building are damaged by fire or other casualty (a "CASUALTY"), Landlord shall, within 90 days after such Casualty, deliver to Tenant a good faith estimate (the "DAMAGE NOTICE") of the time needed to repair the damage caused by such Casualty.

         (b) TENANT'S RIGHTS. If a material portion of the Premises is damaged by Casualty such that Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty and Landlord estimates that the damage caused thereby cannot be repaired within 270 days after the Casualty (the "REPAIR PERIOD"), then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within 30 days after the Damage Notice has been delivered to Tenant.


         (c) LANDLORD'S RIGHTS. If a Casualty damages the Premises or a material portion of the Building and (1) Landlord estimates that the damage to the Premises cannot be repaired within the Repair Period, (2) the damage to the Premises exceeds 50% of the replacement cost thereof (excluding foundations and footings), as estimated by Landlord, and such damage occurs during the last two years of the Term, (3) regardless of the extent of damage to the Premises, Landlord makes a good faith determination that restoring the Building would be uneconomical, or (4) Landlord is required to pay any insurance proceeds arising out of the Casualty to a Landlord's Mortgagee, then Landlord may terminate this Lease by giving written notice of its election to terminate within 30 days after the Damage Notice has been delivered to Tenant.

         (d) REPAIR OBLIGATION. If neither party elects to terminate this Lease following a Casualty, then Landlord shall, within a reasonable time after such Casualty, begin to repair the Premises and shall proceed with reasonable diligence to restore the Premises to substantially the same condition as they existed immediately before such Casualty; however, Landlord shall only be required to reconstruct the Premises to the extent of any improvements existing therein on the date of the damage that were installed by Landlord as part of the Work (if any) pursuant to EXHIBIT D ("LANDLORD'S CONTRIBUTION"), and Landlord's obligation to repair or restore the Premises shall be limited to the extent of the insurance proceeds actually received by Landlord for the Casualty in question. Tenant shall be responsible for repairing or replacing its furniture, equipment, fixtures, alterations and other improvements which Landlord is not obligated to restore, and shall use the proceeds of its insurance for such purpose. Tenant shall pay the difference between the total cost of reconstructing the Premises and Landlord's Contribution ("TENANT'S CONTRIBUTION"). Prior to Landlord's commencement of reconstruction, Tenant shall place Landlord's estimate of Tenant's Contribution in escrow with Landlord (or furnish Landlord other commercially reasonable assurances of payment thereof).

         (e) WAIVER OF STATUTORY PROVISIONS. The provisions of this Lease, including this Article 15, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises or the Building and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises or the Building.

         (f) ABATEMENT OF RENT. If the Premises are damaged by Casualty, Rent for the portion of the Premises rendered untenantable by the damage shall be abated on a reasonable basis from the date of damage until the completion of Landlord's repairs (or until the date of termination of this Lease by Landlord or Tenant as provided above, as the case may be), unless a Tenant Party caused such damage, in which case, Tenant shall continue to pay Rent without abatement.

     16. PERSONAL PROPERTY TAXES. Tenant shall be liable for all taxes levied or assessed against personal property, furniture, or fixtures placed by Tenant in the Premises. If any taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and Landlord elects to pay the same, or if the assessed value of Landlord's property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, then Tenant shall pay to Landlord, within 30 days following written request, the part of such taxes for which Tenant is primarily liable hereunder; however, Landlord shall not pay such amount if Tenant notifies Landlord that it will contest the validity or amount of such taxes before Landlord makes such payment, and thereafter diligently proceeds with such contest in accordance with Law and if the non-payment thereof does not pose a threat of loss or seizure of the Building or interest of Landlord therein or impose any fee or penalty against Landlord.

     17. EVENTS OF DEFAULT. Each of the following occurrences shall be an "EVENT OF DEFAULT":

         (a) PAYMENT DEFAULT. Tenant's failure to pay Rent within five days after Landlord has delivered written notice to Tenant that the same is due (any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 or any similar or successor law); however, an Event of Default shall occur hereunder without any obligation of Landlord to give any notice if Tenant fails to pay Rent when due and, during the 12 month interval preceding such failure, Landlord has given Tenant written notice of failure to pay Rent on one or more occasions;

         (b) ABANDONMENT. Tenant (1) abandons or vacates the Premises or any substantial portion thereof or (2) fails to continuously operate its business in the Premises;

         (c) ESTOPPEL. Tenant fails to provide any estoppel certificate after Landlord's written request therefor pursuant to Section 25.(e) and such failure shall continue for five days after Landlord's second written notice thereof to Tenant;

         (d) OTHER DEFAULTS. Tenant's failure to perform, comply with, or observe any other agreement or obligation of Tenant under this Lease and the continuance of such failure for a period of more than 30 days after Landlord has delivered to Tenant written notice thereof (any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 or any similar or successor law); and

         (e) INSOLVENCY. The filing of a petition by or against Tenant (the term "TENANT" shall include, for the purpose of this Section 17.(e), any guarantor of Tenant's obligations hereunder) (1) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any state or federal debtor relief law;
(3) for the appointment of a liquidator or receiver for all or substantially all of Tenant's property or for Tenant's interest in this Lease; or (4) for the reorganization or modification of Tenant's capital structure; however, if such a petition is filed against Tenant, then such filing shall not be an Event of Default unless Tenant fails to have the proceedings initiated by such petition dismissed within 90 days after the filing thereof.

     18. REMEDIES. Upon any Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by law or equity, take any one or more of the following actions, each and all of which shall be cumulative and non-exclusive, without notice or demand whatsoever:

         (a) TERMINATION OF LEASE. Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

                  (1) The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

                  (2) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                  (3) The worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                  (4) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

                  (5) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

         The term "rent" as used in this Section 18.(a) shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 18.(a)(1) and 18.(a)(2) above, the "worth at the time of award" shall be computed by allowing interest at the Interest Rate set forth in Section 5 of this Lease, but in no case greater than the maximum amount of such interest permitted by Law. As used in Section 18.(a)(3) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

         (b) ENFORCEMENT OF LEASE. Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

         (c) SUBLESSEES OF TENANT. Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Section 18, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord's sole discretion, succeed to Tenant's interest in such subleases, licenses, concessions or arrangements. In the event of Landlord's election to succeed to Tenant's interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

         (d) EFFORTS TO RELET. For the purposes of this Section 18, Tenant's right to possession shall not be deemed to have been terminated by efforts of Landlord to relet the Premises, by its acts of maintenance or preservation with respect to the Premises, or by appointment of a receiver to protect Landlord's interests hereunder. The foregoing enumeration is not exhaustive, but merely illustrative of acts which may be performed by Landlord without terminating Tenant's right to possession.

     19. PAYMENT BY TENANT; NON-WAIVER; CUMULATIVE REMEDIES.

         (a) PAYMENT BY TENANT. Upon any Event of Default, Tenant shall pay to Landlord all costs incurred by Landlord (including court costs and reasonable attorneys' fees and expenses) in (1) obtaining possession of the Premises, (2) removing and storing Tenant's or any other occupant's property, (3) repairing, restoring, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant, (4) performing Tenant's obligations which Tenant failed to perform, and (5) enforcing, or advising Landlord of, its rights, remedies, and recourses arising out of the Event of Default. To the full extent permitted by law, Landlord and Tenant agree the federal and state courts of the state in which the Premises are located shall have exclusive jurisdiction over any matter relating to or arising from this Lease and the parties' rights and obligations under this Lease.

         (b) NO WAIVER. Landlord's acceptance of Rent following an Event of Default shall not waive Landlord's rights regarding such Event of Default. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord's rights regarding any future violation of such term. Landlord's acceptance of any partial payment of Rent shall not waive Landlord's rights with regard to the remaining portion of the Rent that is due, regardless of any endorsement or other statement on any instrument delivered in payment of Rent or any writing delivered in connection therewith; accordingly, Landlord's acceptance of a partial payment of Rent shall not constitute an accord and satisfaction of the full amount of the Rent that is due.

         (c) CUMULATIVE REMEDIES. Any and all remedies set forth in this Lease:
(1) shall be in addition to any and all other remedies Landlord may have at law or in equity, (2) shall be cumulative, and (3) may be pursued successively or concurrently as Landlord may elect. The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future.

     20. LANDLORD'S LIEN. In addition to any statutory landlord's lien, now or hereafter enacted, Tenant grants to Landlord, to secure performance of Tenant's obligations hereunder, a security interest in all goods (including equipment and inventory), fixtures, and other personal property of Tenant situated on the Premises, and all proceeds thereof (the "COLLATERAL"), and the Collateral shall not be removed from the Premises without the prior written consent of Landlord (other than in Tenant's ordinary course of business) until all obligations of Tenant have been fully performed. Upon the occurrence of an Event of Default, Landlord may, in addition to all other remedies, without notice or demand except as provided below, exercise the rights afforded to a secured party under the Uniform Commercial Code of the state in which the Premises are located

(the "UCC"). To the extent the UCC requires Landlord to give to Tenant notice of any act or event and such notice cannot be validly waived before a default occurs, then five-days' prior written notice thereof shall be reasonable notice of the act or event. Tenant grants to Landlord a power of attorney to execute and file any financing statement or other instrument necessary to perfect Landlord's security interest under this Section 20, which power is coupled with an interest and is irrevocable during the Term. Landlord may also file a copy of this Lease as a financing statement to perfect its security interest in the Collateral. Within ten days following written request therefor, Tenant shall execute financing statements to be filed of record to perfect Landlord's security interest in the Collateral.

     21. SURRENDER OF PREMISES. No act by Landlord shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. At the expiration or termination of this Lease, Tenant shall deliver to Landlord the Premises with all improvements located therein in good repair and condition, free of Hazardous Materials placed on the Premises during the Term, broom-clean, reasonable wear and tear (and condemnation and Casualty damage not caused by Tenant, as to which Sections 14 and 15 shall control) excepted, and shall deliver to Landlord all keys to the Premises. Provided that Tenant has performed all of its obligations hereunder, Tenant may remove all unattached trade fixtures, furniture, and personal property placed in the Premises or elsewhere in the Building by Tenant (but Tenant may not remove any such item which was paid for, in whole or in part, by Landlord or any wiring or cabling unless Landlord requires such removal). Additionally, at Landlord's option, Tenant shall remove such alterations, additions, improvements, trade fixtures, personal property, equipment, wiring, cabling, and furniture as Landlord may request; however, Tenant shall not be required to remove any addition or improvement to the Premises if Landlord has specifically agreed in writing that the improvement or addition in question need not be removed. Tenant shall repair all damage caused by such removal. All items not so removed shall, at Landlord's option, be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items; any such disposition shall not be considered a strict foreclosure or other exercise of Landlord's rights in respect of the security interest granted under Section 20. The provisions of this Section 21 shall survive the end of the Term.

     22. HOLDING OVER. If Tenant fails to vacate the Premises at the end of the Term, then Tenant shall be a tenant at sufferance and, in addition to all other damages and remedies to which Landlord may be entitled for such holding over,
(a) Tenant shall pay, in addition to the other Rent, Basic Rent equal to the greater of (1) 150% of the Basic Rent payable during the last month of the Term, or (2) 125% of the prevailing rental rate in the Building for similar space, and
(b) Tenant shall otherwise continue to be subject to all of Tenant's obligations under this Lease. The provisions of this Section 22 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys' fees) and liability resulting from such failure, including any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom.

     23. CERTAIN RIGHTS RESERVED BY LANDLORD. Provided that the exercise of such rights does not unreasonably interfere with Tenant's occupancy of the Premises, Landlord shall have the following rights:

         (a) BUILDING OPERATIONS. To decorate and to make inspections, repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Building, or any part thereof; to enter upon the Premises (after giving Tenant reasonable notice thereof, which may be oral notice, except in cases of real or apparent emergency, in which case no notice shall be required) and, during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Building; to interrupt or temporarily suspend Building services and facilities; to change the name of the Building; and to change the arrangement and location of entrances or passageways, doors, and doorways, corridors, elevators, stairs, restrooms, or other public parts of the Building;

         (b) SECURITY. To take such reasonable measures as Landlord deems advisable for the security of the Building and its occupants; evacuating the Building for cause, suspected cause, or for drill purposes; temporarily denying access to the Building; and closing the Building after normal business hours and on Sundays and holidays, subject, however, to Tenant's right to enter when the Building is closed after normal business hours under such reasonable regulations as Landlord may prescribe from time to time;

         (c) PROSPECTIVE PURCHASERS AND LENDERS. To enter the Premises at all reasonable hours to show the Premises to prospective purchasers or lenders; and

         (d) PROSPECTIVE TENANTS. At any time during the last 12 months of the Term (or earlier if Tenant has notified Landlord in writing that it does not desire to renew the Term) or at any time following the occurrence of an Event of Default, to enter the Premises at all reasonable hours to show the Premises to prospective tenants.

     24. SUBSTITUTION SPACE. Landlord may, at Landlord's expense, relocate Tenant within the Building to space which is comparable in size, utility and condition to the Premises. If Landlord relocates Tenant, Landlord shall reimburse Tenant for Tenant's reasonable out-of-pocket expenses for moving Tenant's furniture, equipment, and supplies from the Premises to the relocation space and for reprinting Tenant's stationery of the same quality and quantity as Tenant's stationery supply on hand immediately before Landlord's notice to Tenant of the exercise of this relocation right. Upon such relocation, the relocation space shall be deemed to be the Premises and the terms of the Lease shall remain in full force and shall apply to the relocation space.

     25. MISCELLANEOUS.

         (a) LANDLORD TRANSFER. Landlord may transfer any portion of the Building and any of its rights under this Lease. If Landlord assigns its rights under this Lease, then Landlord shall thereby be released from any further obligations hereunder arising after the date of transfer, provided that the assignee assumes Landlord's obligations hereunder in writing.

         (b) LANDLORD'S LIABILITY. The liability of Landlord (and its partners, shareholders or members) to Tenant (or any person or entity claiming by, through or under Tenant) for any default by Landlord under the terms of this Lease or any matter relating to or arising out of the occupancy or use of the Premises and/or other areas of the Building shall be limited to Tenant's actual direct, but not consequential, damages therefor and shall be recoverable only from the interest of Landlord in the Building, and Landlord and its partners, shareholders or members shall be personally liable for any deficiency.

         (c) FORCE MAJEURE. Other than for Tenant's obligations under this Lease that can be performed by the payment of money (e.g., payment of Rent and maintenance of insurance), whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of such party.

         (d) BROKERAGE. Neither Landlord nor Tenant has dealt with any broker or agent in connection with the negotiation or execution of this Lease, other than Landlord's broker Grubb & Ellis (B. Carrel/N. Morse), and Tenant's broker, Grubb & Ellis (B. Carrel/N. Morse), whose commission shall be paid by Landlord pursuant to a separate written agreement. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys' fees, liens and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under the indemnifying party.

         (e) ESTOPPEL CERTIFICATES. From time to time, Tenant shall furnish to any party designated by Landlord, within ten days after Landlord has made a request therefor, a certificate signed by Tenant confirming and containing such factual certifications and representations as to this Lease as Landlord may reasonably request. Unless otherwise required by Landlord's

Mortgagee or a prospective purchaser or mortgagee of the Building, the initial form of estoppel certificate to be signed by Tenant is attached hereto as EXHIBIT F.

         (f) NOTICES. All notices and other communications given pursuant to this Lease shall be in writing and shall be (1) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address specified in the Basic Lease Information, (2) hand delivered to the intended address, (3) sent by a nationally recognized overnight courier service, or (4) sent by facsimile transmission during normal business hours followed by a confirmatory letter sent in another manner permitted hereunder. All notices shall be effective upon delivery to the address of the addressee. The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision.

         (g) SEPARABILITY. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

         (h) AMENDMENTS; BINDING EFFECT. This Lease may not be amended except by instrument in writing signed by Landlord and Tenant. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord, and no custom or practice which may evolve between the parties in the administration of the terms hereof shall waive or diminish the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms hereof. The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided. This Lease is for the sole benefit of Landlord and Tenant, and, other than Landlord's Mortgagee, no third party shall be deemed a third party beneficiary hereof.

         (i) QUIET ENJOYMENT. Provided Tenant has performed all of its obligations hereunder, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, but not otherwise, subject to the terms and conditions of this Lease.

         (j) NO MERGER. There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.

         (k) NO OFFER. The submission of this Lease to Tenant shall not be construed as an offer, and Tenant shall not have any rights under this Lease unless Landlord executes a copy of this Lease and delivers it to Tenant.

         (l) ENTIRE AGREEMENT. This Lease constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto. Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord or Tenant in connection therewith. The normal rule of construction that any ambiguities be resolved against the drafting party shall not apply to the interpretation of this Lease or any exhibits or amendments hereto.

         (m) WAIVER OF JURY TRIAL. To the maximum extent permitted by law, Landlord and Tenant each waive right to trial by jury in any litigation arising out of or with respect to this Lease.

         (n) GOVERNING LAW. This Lease shall be governed by and construed in accordance with the laws of the state in which the Premises are located.

         (o) RECORDING. Tenant shall not record this Lease without the prior written consent of Landlord, which consent may be withheld or denied in the sole and absolute discretion of Landlord.

         (p) JOINT AND SEVERAL LIABILITY. If Tenant is comprised of more than one party, each such party shall be jointly and severally liable for Tenant's obligations under this Lease. All unperformed obligations of Tenant at the end of the Term shall survive.

         (q) FINANCIAL REPORTS. Within 15 days after Landlord's request, Tenant will furnish Tenant's most recent audited financial statements (including any notes to them) to Landlord, or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant or, failing those, Tenant's internally prepared financial statements. If Tenant is a publicly traded corporation, Tenant may satisfy its obligations hereunder by providing to Landlord Tenant's most recent annual and quarterly reports. Tenant will discuss its financial statements with Landlord and, following the occurrence of an Event of Default hereunder, will give Landlord access to Tenant's books and records in order to enable Landlord to verify the financial statements. Landlord will not disclose any aspect of Tenant's financial statements that Tenant designates to Landlord as confidential except (1) to Landlord's Mortgagee or prospective mortgagees or purchasers of the Building, (2) in litigation between Landlord and Tenant, and (3) if required by court order. Tenant shall not be required to deliver the financial statements required under this Section 25.(q) more than once in any 12-month period unless requested by Landlord's Mortgagee or a prospective buyer or lender of the Building or an Event of Default occurs.

         (r) LANDLORD'S FEES. Whenever Tenant requests Landlord to take any action not required of it hereunder or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for Landlord's reasonable, out-of-pocket costs payable to third parties and incurred by Landlord in reviewing the proposed action or consent, including reasonable attorneys', engineers' or architects' fees, within 30 days after Landlord's delivery to Tenant of a statement of such costs. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

         (s) ATTORNEYS' FEES. In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party therein, shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

         (t) TELECOMMUNICATIONS. Tenant and its telecommunications companies, including local exchange telecommunications companies and alternative access vendor services companies, shall have no right of access to and within the Building, for the installation and operation of telecommunications systems, including voice, video, data, Internet, and any other services provided over wire, fiber optic, microwave, wireless, and any other transmission systems ("TELECOMMUNICATIONS SERVICES"), for part or all of Tenant's telecommunications within the Building and from the Building to any other location without Landlord's prior written consent. All providers of Telecommunications Services shall be required to comply with the rules and regulations of the Building, applicable Laws and Landlord's policies and practices for the Building. Tenant acknowledges that Landlord shall not be required to provide or arrange for any Telecommunications Services and that Landlord shall have no liability to any Tenant Party in connection with the installation, operation or maintenance of Telecommunications Services or any equipment or facilities relating thereto. Tenant, at its cost and for its own account, shall be solely responsible for obtaining all Telecommunications Services.

         (u) CONFIDENTIALITY. Tenant acknowledges that the terms and conditions of this Lease are to remain confidential for Landlord's benefit, and may not be disclosed by Tenant to anyone, by any manner or means, directly or indirectly, without Landlord's prior written consent. The consent by Landlord to any disclosures shall not be deemed to be a waiver on the part of Landlord of any prohibition against any future disclosure.

         (v) AUTHORITY. Tenant (if a corporation, partnership or other business entity) hereby represents and warrants to Landlord that Tenant is a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Tenant has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Tenant is authorized to do so. Landlord hereby represents and warrants to Tenant that Landlord is a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Landlord has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Landlord is authorized to do so.

         (w) HAZARDOUS MATERIALS. The term "HAZARDOUS MATERIALS" means any substance, material, or waste which is now or hereafter classified or considered to be hazardous, toxic, or dangerous under any Law relating to pollution or the protection or regulation of human health, natural resources or the environment, or poses or threatens to pose a hazard to the health or safety of persons on the Premises or in the Building. Tenant shall not use, generate, store, or dispose of, or permit the use, generation, storage or disposal of Hazardous Materials on or about the Premises or the Building except in a manner and quantity necessary for the ordinary performance of Tenant's business, and then in compliance with all Laws. If Tenant breaches its obligations under this Section 25.(w), Landlord may immediately take any and all action reasonably appropriate to remedy the same, including taking all appropriate action to clean up or remediate any contamination resulting from Tenant's use, generation, storage or disposal of Hazardous Materials. Tenant shall defend, indemnify, and hold harmless Landlord and its representatives and agents from and against any and all claims, demands, liabilities, causes of action, suits, judgments, damages and expenses (including reasonable attorneys' fees and cost of clean up and remediation) arising from Tenant's failure to comply with the provisions of this Section 25.(w). This indemnity provision shall survive termination or expiration of this Lease.

         (x) PARKING. Tenant shall have the right to the nonexclusive use of twenty-one (21) unreserved parking spaces in the parking garage/area associated with the Building (the "PARKING AREA") during the initial term at no charge and subject to such terms, conditions and regulations as are from time to time applicable to patrons of the Parking Area.

         (y) SIGNAGE. Tenant shall not erect or maintain any temporary or permanent sign on or about the Premises or the Building or visible from the exterior without obtaining prior written approval from Landlord, which may be granted or withheld in Landlord's sole and absolute discretion. Any request for approval of a sign shall be made in such detail, as Landlord shall request. All signs, whether erected by Landlord or Tenant, shall conform to Landlord's building standard signage and to all laws, ordinances, rules, regulations, permits, covenants, conditions, restrictions, and easements pertaining to signs and shall be at Tenant's expense. In the event of a violation of the foregoing by Tenant, Landlord may remove same without any liability, and may charge the expense incurred in such removal to Tenant. Tenant shall remove all approved signs, which it has erected upon the termination of the Lease and repair all damage caused by such removal.

         (z) LIST OF EXHIBITS. All exhibits and attachments attached hereto are incorporated herein by this reference.

          Exhibit A -       Outline of Premises
          Exhibit B -       Description of the Land
          Exhibit C -       Building Rules and Regulations
          Exhibit D -       Tenant Finish-Work
          Exhibit E -       Form of Confirmation of Commencement Date Letter
          Exhibit F -       Form of Tenant Estoppel Certificate

LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT'S INTENDED COMMERCIAL PURPOSE, AND TENANT'S OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER, AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, TENANT SHALL CONTINUE TO PAY THE RENT, WITHOUT ABATEMENT, DEMAND, SETOFF OR DEDUCTION, NOTWITHSTANDING ANY BREACH BY

LANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED.

         Dated as of the date first above written.


LANDLORD:                      WXI/AJP REAL ESTATE LIMITED
                               PARTNERSHIP, a Delaware limited partnership

                               By: WXI/AJP Gen-Par, Inc., a Delaware
                                   corporation, General Partner

                               By: /s/ Nancy M. Haag
                                  -------------------------------------------
                               Name: Nancy M. Haag
                               Title: Assistant Vice President


TENANT:                        LEASECOMM CORPORATION,
                               a Massachusetts corporation

                               By: /s/ Richard F. Latour
                                  --------------------------------------------
                               Name: Richard F. Latour
                               Title: Executive Vice President, COO/CFO

                               By:
                                  --------------------------------------------
                               Name:
                                    -----------------------------------------
                               Title:
                                     ----------------------------------------

                                   EXHIBIT A


                              OUTLINE OF PREMISES





                                  [PARCEL MAP]

                                    EXHIBIT B


                             DESCRIPTION OF THE LAND



PARCEL ONE:

PARCEL 1, PARCEL MAP 4180, FILED DECEMBER 27, 1983, BOOK 141 OF PARCEL MAPS, PAGES 79 AND 80, ALAMEDA COUNTY RECORDS.

PARCEL TWO:

A NON-EXCLUSIVE EASEMENT, APPURTENANT TO PARCEL ONE ABOVE, FOR THE INSTALLATION, CONSTRUCTION, OPERATION, MAINTENANCE, REPAIR AND REPLACEMENT OF A ROADWAY AND WALKING, AND FOR THE INSTALLATION, PLANTING, CONSTRUCTION, OPERATION, MAINTENANCE, REPAIR AND REPLACEMENT OF LANDSCAPING AND OTHER PLANTINGS AND ALL IRRIGATION AND DRAINAGE FACILITIES REQUIRED THEREFOR, AS GRANTED IN PARAGRAPH 3 OF THAT CERTAIN DOCUMENT ENTITLED, "DECLARATION OF RESTRICTIONS CREATING ROADWAY, WALKWAY AND LANDSCAPING BASEMENT, RECORDED JULY 31, 1990, SERIES NO. 90-207536, ALAMEDA COUNTY RECORDS, WITHIN THE FOLLOWING DESCRIBED LAND:

BEGINNING AT THE SOUTHEASTERLY CORNER OF PARCEL 1 AS SHOWN ON PARCEL MAP 4180, FILED DECEMBER 27, 1983, IN BOOK 141 OF PARCEL MAPS, AT PAGES 79 AND 80, ALSO BEING A POINT ON THE WESTERLY RIGHT-OF-WAY LINE OF HOWRY SCHOOL ROAD; THENCE FROM SAID POINT OF BEGINNING SOUTHERLY ALONG SAID RIGHT-OF-WAY LINE ALONG A CURVE TO THE LEFT WITH A RADIUS OF 414.00 FEET A DISTANCE OF 11.514 FEET TO A POINT OF REVERSE CURVATURE THENCE SOUTHERLY ALONG A CURVE TO THE RIGHT, WITH A RADIUS OF 154.00 FEET A DISTANCE OF 8.570 FEET; THENCE SOUTH 89deg.39'19" WEST,
105.776 FEET; THENCE NORTH 37deg.22'07" WEST, 116.00 FEET; THENCE NORTH 40deg.30'38" WEST, 100.00 FEET, THENCE SOUTH 01deg.50'35" WEST, 70.00 FEET; THENCE NORTH 57deg.22'07" WEST 206.812 FEET; THENCE NORTH 43deg.19'57" WEST,
202.03 FEET; THENCE SOUTH 57deg.22'07" EAST, 717.00 FEET; THENCE NORTH 89deg.39'19" EAST, 44.67 FEET TO THE POINT OF BEGINNING.

PARCEL THREE:

A NON-EXCLUSIVE EASEMENT, APPURTENANT TO PARCEL ONE ABOVE, FOR PEDESTRIAN AND AUTOMOTIVE, INGRESS, EGRESS, PASSAGE AND PARKING, AS GRANTED IN PARAGRAPH 2 OF THAT CERTAIN DOCUMENT ENTITLED "DECLARATION OF RESTRICTIONS CREATING PARKING EASEMENT", RECORDED JULY 31, 1990, SERIES NO. 90-207333, ALAMEDA COUNTY RECORDS, WITHIN THE FOLLOWING DESCRIBED LAND:

BEGINNING AT THE NORTHEASTERLY CORNER OF PARCEL 1, AS SHOWN ON PARCEL MAP 4180, FILED DECEMBER 27, 1983, BOOK 141 OF PARCEL MAPS, PAGES 79 AND 80, ALSO BEING A POINT ON THE SOUTH ERLY RIGHT-OF-WAY LINE OF BALENTINE DRIVE; THENCE FROM SAID POINT OF BEGINNING SOUTH 33deg. 42' 15" WEST, 134.95 FEET; THENCE NORTH 56" 17' 20" WEST, 178.97 FEET; THENCE NORTH 32deg. 27' 53" EAST, 131.87 FEET TO A POINT OF SAID SOUTHERLY RIGHT-OF-WAY LINE; THENCE ALONG SAID RIGHT-OF-WAY LINE SOUTH 56deg. 17' 20" EAST, 118.24 FEET; THENCE ALONG THE CURVE OF THE SOUTHERLY RIGHT-OF-WAY, LINE, WITH A RADIUS OF 644.00 FEET, 63.30 FEET TO THE POINT OF BEGINNING.

ASSESSOR'S PARCEL NUMBER: 901-0195-001

                                  EXHIBIT C


                         BUILDING RULES AND REGULATIONS

         The following rules and regulations shall apply to the Premises, the Building, the parking garage associated therewith, and the appurtenances thereto:

         1. Sidewalks, doorways, vestibules, halls, stairways, and other similar areas shall not be obstructed by tenants or used by any tenant for purposes other than ingress and egress to and from their respective leased premises and for going from one to another part of the Building.

         2. Plumbing, fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or deposited therein. Damage resulting to any such fixtures or appliances from misuse by a tenant or its agents, employees or invitees, shall be paid by such tenant.

         3. No signs, advertisements or notices shall be painted or affixed on or to any windows or doors or other part of the Building without the prior written consent of Landlord. No nails, hooks or screws (other than those which are necessary to hang paintings, prints, pictures, or other similar items on the Premises' interior walls) shall be driven or inserted in any part of the Building except by Building maintenance personnel. No curtains or other window treatments shall be placed between the glass and the Building standard window treatments.

         4. Landlord shall provide and maintain an alphabetical directory for all tenants in the main lobby of the Building.

         5. Landlord shall provide all door locks in each tenant's leased premises, at the cost of such tenant, and no tenant shall place any additional door locks in its leased premises without Landlord's prior written consent. Landlord shall furnish to each tenant a reasonable number of keys to such tenant's leased premises, at such tenant's cost, and no tenant shall make a duplicate thereof.

         6. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by tenants of any bulky material, merchandise or materials which require use of elevators or stairways, or movement through the Building entrances or lobby shall be conducted under Landlord's supervision at such times and in such a manner as Landlord may reasonably require. Each tenant assumes all risks of and shall be liable for all damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for such tenant.

         7. Landlord may prescribe weight limitations and determine the locations for safes and other heavy equipment or items, which shall in all cases be placed in the Building so as to distribute weight in a manner acceptable to Landlord which may include the use of such supporting devices as Landlord may require. All damages to the Building caused by the installation or removal of any property of a tenant, or done by a tenant's property while in the Building, shall be repaired at the expense of such tenant.

         8. Corridor doors, when not in use, shall be kept closed. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. No birds or animals (other than seeing-eye dogs) shall be brought into or kept in, on or about any tenant's leased premises. No portion of any tenant's leased premises shall at any time be used or occupied as sleeping or lodging quarters.

         9. Tenant shall cooperate with Landlord's employees in keeping its leased premises neat and clean. Tenants shall not employ any person for the purpose of such cleaning other than the Building's cleaning and maintenance personnel.

         10. To ensure orderly operation of the Building, no ice, mineral or other water, towels, newspapers, etc. shall be delivered to any leased area except by persons approved by Landlord.

         11. Tenant shall not make or permit any vibration or improper, objectionable or unpleasant noises or odors in the Building or otherwise interfere in any way with other tenants or persons having business with them.

         12. No machinery of any kind (other than normal office equipment) shall be operated by any tenant on its leased area without Landlord's prior written consent, nor shall any tenant use or keep in the Building any flammable or explosive fluid or substance (other than typical office supplies [e.g., photocopier toner] used in compliance with all Laws).

         13. Landlord will not be responsible for lost or stolen personal property, money or jewelry from tenant's leased premises or public or common areas regardless of whether such loss occurs when the area is locked against entry or not.

         14. No vending or dispensing machines of any kind may be maintained in any leased premises without the prior written permission of Landlord.

         15. Tenant shall not conduct any activity on or about the Premises or Building which will draw pickets, demonstrators, or the like.

         16. All vehicles are to be currently licensed, in good operating condition, parked for business purposes having to do with Tenant's business operated in the Premises, parked within designated parking spaces, one vehicle to each space. No vehicle shall be parked as a "billboard" vehicle in the parking lot. Any vehicle parked improperly may be towed away. Tenant, Tenant's agents, employees, vendors and customers who do not operate or park their vehicles as required shall subject the vehicle to being towed at the expense of the owner or driver. Landlord may place a "boot" on the vehicle to immobilize it and may levy a charge of $50.00 to remove the "boot." Tenant shall indemnify, hold and save harmless Landlord of any liability arising from the towing or booting of any vehicles belonging to a Tenant Party.

         17. No tenant may enter into phone rooms, electrical rooms, mechanical rooms, or other service areas of the Building unless accompanied by Landlord or the Building manager.

                                    EXHIBIT D

                    TENANT FINISH-WORK: WORK OF LIMITED SCOPE
                          (Landlord Performs the Work)

     1. ACCEPTANCE OF PREMISES. Except as set forth in this Exhibit, Tenant accepts the Premises in their "AS-IS" condition on the date that this Lease is entered into.

     2. SCOPE OF WORK. Landlord shall perform the following work in the Premises (the "WORK"):

          a. Nonstructural installations for the Premises requested by Tenant, using Building-standard materials and Building-standard quantities selected by Tenant, in accordance with any design or space plans required by Landlord.

          b. Repaint the existing painted walls in the Premises with Building-standard paint in Tenant's choice of color in Building-standard quantities.

          c. Install Building-standard carpet in the Premises in Tenant's choice of color.

Within three business days after the date of this Lease, Tenant shall select all Building-standard materials to be incorporated into the Work and give written notice of such selection to Landlord.

     3. COST OF THE WORK. The entire cost of performing the Work (including design of the Work and preparation of any working drawings, costs of construction labor and materials, related taxes and insurance costs, and the construction supervision fee referenced in Section 5 of this Exhibit, all of which costs are herein collectively called the "TOTAL CONSTRUCTION COSTS") in excess of the Construction Allowance (hereinafter defined) shall be paid by Tenant. Upon substantial completion of the Work (as reasonably determined by Landlord) and before Tenant occupies the Premises to conduct business therein, Tenant shall pay to Landlord an amount equal to the Total Construction Costs (as adjusted for any approved changes to the Work), less the amount of the Construction Allowance. In the event of default of payment of such excess costs, Landlord (in addition to all other remedies) shall have the same rights as for an Event of Default under the Lease.

     4. CONSTRUCTION ALLOWANCE. Landlord shall provide to Tenant a construction allowance not to exceed $30,000.00 in the Premises (the "CONSTRUCTION ALLOWANCE") to be applied toward the Total Construction Costs, as adjusted for any changes to the Work. The Construction Allowance shall not be disbursed to Tenant in cash, but shall be applied by Landlord to the payment of the Total Construction Costs, if, as, and when the cost of the Work is actually incurred and paid by Landlord. The Construction Allowance must be used within six months following the Commencement Date or shall be deemed forfeited with no further obligation by Landlord with respect thereto.

     5. CONSTRUCTION MANAGEMENT. Landlord or its Affiliate or agent shall supervise the Work, make disbursements required to be made to the contractor, and act as a liaison between the contractor and Tenant and coordinate the relationship between the Work, the Building and the Building's Systems. In consideration for Landlord's construction supervision services, Tenant shall pay to Landlord a construction supervision fee equal to five percent of the Total Construction Costs.

     6. DEFINITIONS. As used herein, a "TENANT DELAY DAY" shall mean each day of delay in the performance of the Work that occurs (a) because of Tenant's failure to timely deliver or approve any required documentation or to timely select the Building-standard materials to be incorporated into the Work (and notify Landlord thereof), (b) because of any change in the Work requested by Tenant,
(c) because of any specification by Tenant of materials or installations in addition to or other than Landlord's standard finish-out materials, or (d) because a Tenant Party otherwise delays completion of the Work. As used herein "SUBSTANTIAL COMPLETION," "SUBSTANTIALLY COMPLETED," and any derivations thereof mean the Work in the Premises is substantially completed (as reasonably determined by Landlord) in substantial accordance with this Exhibit. Substantial Completion shall have occurred even though minor details of construction, decoration, landscaping and mechanical adjustments remain to be completed by Landlord.

                                    EXHIBIT E


                        CONFIRMATION OF COMMENCEMENT DATE


     --------------, ---


Leasecomm Corporation
39889 Balentine Drive, Suite 365
Newark, California 94560

         Re: Lease Agreement (the "LEASE") dated May 3, 2000, between WXI/AJP Real Estate Limited Partnership, a Delaware limited partnership ("LANDLORD"), and Leasecomm Corporation, a Massachusetts corporation ("TENANT"). Capitalized terms used herein but not defined shall be given the meanings assigned to them in the Lease.

Ladies and Gentlemen:

         Landlord and Tenant agree as follows:

         1. CONDITION OF PREMISES. Tenant has accepted possession of the Premises pursuant to the Lease. Any improvements required by the terms of the Lease to be made by Landlord have been completed to the full and complete satisfaction of Tenant in all respects except for the punchlist items described on EXHIBIT A hereto (the "PUNCHLIST ITEMS"), and except for such Punchlist Items, Landlord has fulfilled all of its duties under the Lease with respect to such initial tenant improvements. Furthermore, Tenant acknowledges that the Premises are suitable for the Permitted Use.

         2. COMMENCEMENT DATE. The Commencement Date of the Lease is __________,
______.

         3. EXPIRATION DATE. The Term is scheduled to expire on the last day of the ___th full calendar month of the Term, which date is ______________, 200__.

         4. CONTACT PERSON. Tenant's contact person in the Premises is:

             _____________________________
             _____________________________
             _____________________________
             Attention: __________________
             Telephone:  ____- ___-_____
             Telecopy:  ____- ___-_____

         5. RATIFICATION. Tenant hereby ratifies and confirms its obligations under the Lease, and represents and warrants to Landlord that it has no defenses thereto. Additionally, Tenant further confirms and ratifies that, as of the date hereof, (a) the Lease is and remains in good standing and in full force and effect, and (b) Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant.

         6. BINDING EFFECT; GOVERNING LAW. Except as modified hereby, the Lease shall remain in full effect and this letter shall be binding upon Landlord and Tenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of this letter and the terms of the Lease, the terms of this letter shall prevail. This letter shall be governed by the laws of the state in which the Premises are located.

         Please indicate your agreement to the above matters by signing this letter in the space indicated below and returning an executed original to us.

                                   Sincerely,

                                   GRUBB & ELLIS MANAGEMENT


                                   By:
                                      -----------------------------------------
                                   Name:
                                        ---------------------------------------
                                   Title:
                                         --------------------------------------


Agreed and accepted:

LEASECOMM CORPORATION,
a Massachusetts corporation


By:
   -----------------------------------------
Name: Richard F. Latour
Title: Executive Vice President, COO/CFO

                                    EXHIBIT A



                                 PUNCHLIST ITEMS

                                    EXHIBIT F


                       FORM OF TENANT ESTOPPEL CERTIFICATE


         The undersigned is the Tenant under the Lease (defined below) between WXI/AJP Real Estate Limited Partnership, a Delaware limited partnership, as Landlord, and the undersigned as Tenant, for the Premises on the third floor of the office building located at 39899 Balentine Drive, Newark, California, 94560 and commonly known as Balentine Park, and hereby certifies as follows:

         1. The Lease consists of the original Lease Agreement dated as of May 3, 2000 between Tenant and Landlord ['s predecessor-in-interest] and the following amendments or modifications thereto (if none, please state "none"):
________________________________________________________________________________
________________________________________________________________________________

The documents listed above are herein collectively referred to as the "LEASE" and represent the entire agreement between the parties with respect to the Premises. All capitalized terms used herein but not defined shall be given the meaning assigned to them in the Lease.

         2. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Section 1 above.

         3. The Term commenced on __________________, _____ and the Term expires, excluding any renewal options, on _____________________, 200__, and Tenant has no option to purchase all or any part of the Premises or the Building or, except as expressly set forth in the Lease, any option to terminate or cancel the Lease.

         4. Tenant currently occupies the Premises described in the Lease and Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows (if none, please state "none"): ________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

         5. All monthly installments of Basic Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through __________________. The current monthly installment of Basic Rent is $__________________.

         6. All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder. In addition, Tenant has not delivered any notice to Landlord regarding a default by Landlord thereunder.

         7. As of the date hereof, there are no existing defenses or offsets, or, to the undersigned's knowledge, claims or any basis for a claim, that the undersigned has against Landlord and no event has occurred and no condition exists, which, with the giving of notice or the passage of time, or both, will constitute a default under the Lease.

         8. No rental has been paid more than 30 days in advance and no security deposit has been delivered to Landlord except as provided in the Lease.

         9. If Tenant is a corporation, partnership or other business entity, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the state in which the Premises are located and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

         10. There are no actions pending against Tenant under any bankruptcy or similar laws of the United States or any state.

         11. Other than in compliance with all applicable laws and incidental to the ordinary course of the use of the Premises, the undersigned has not used or stored any hazardous substances in the Premises.

         12. All tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full.

         Tenant acknowledges that this Estoppel Certificate may be delivered to Landlord, Landlord's Mortgagee or to a prospective mortgagee or prospective purchaser, and their respective successors and assigns, and acknowledges that Landlord, Landlord's Mortgagee and/or such prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in disbursing loan advances or making a new loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of disbursing loan advances or making such loan or acquiring such property.


Executed as of ____________, ____.


                               TENANT:

                               LEASECOMM CORPORATION, a
                               Massachusetts corporation


                               By:
                                  -------------------------------------------
                               Name: Richard F. Latour
                               Title: Executive Vice President, COO/CFO



                                      F-2